EXHIBIT 10.2

                           PURCHASE AND SALE CONTRACT
                                    BETWEEN
                    MINNEAPOLIS BUSINESS PARKS JOINT VENTURE
                                      AND
                       ANGELES MORTGAGE INVESTMENT TRUST
                            COLLECTIVELY, AS SELLER
                                      AND
                        DUKE REALTY LIMITED PARTNERSHIP
                                  AS PURCHASER


                           PURCHASE AND SALE CONTRACT
     THIS PURCHASE AND SALE CONTRACT ("Purchase Contract") is entered into as of the 20th day of April, 1999 (the "Effective Date") by and among MINNEAPOLIS BUSINESS PARKS JOINT VENTURE, a California general partnership ("MBPJV"), and ANGELES MORTGAGE INVESTMENT TRUST, a California business trust ("AMIT"), having a principal address at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222 (collectively "Seller") and DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, having a principal address at 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240 ("Purchaser").

     NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements herein after set forth, Seller and Purchaser hereby agree as follows:

                                    RECITALS
R-1. MBPJV holds legal title to the following parcels of real estate located in Hennepin County, Minnesota, as more particularly described in Exhibit A-1 (the "Alpha Business Center Property"), Exhibit A-2 (the "Westpoint Business Center"), and Exhibit A-3 (the "Plymouth Service Center"),which exhibits are attached hereto and made a part hereof. AMIT holds legal title to the parcel of real estate located in Anoka County, Minnesota, as more particularly described in Exhibit A-4 (the "University Center I & II"), attached hereto and made a part hereof. Improvements have been constructed on each of the parcels described in this Recital.

R-2. Purchaser desires to purchase and Seller has agreed to sell such land, improvements and certain associated property, defined below as the "Property" on the terms and conditions set forth below, (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date (as hereinafter defined) the Property will be conveyed by limited warranty or equivalent deed to Duke Realty Limited Partnership, an Indiana limited partnership;

R-3. Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser on the terms and conditions set forth below.

R-4. Purchaser will make such investigations regarding the Property, and Purchaser's intended uses of each of the Property as Purchaser deems necessary and desirable, and will thereafter approve the same in all respects, subject only to the representations, warranties and covenants set forth in this Purchase Contract and does hereby agree to consummate the transactions contemplated by this Purchase Contract subject to the conditions contained herein as set forth below.


                                   ARTICLE 1
                                 DEFINED TERMS

1.1 Terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this Article 1 below.

1.1.1 "BUSINESS DAY" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State of Minnesota.

1.1.2 "CLOSING" means the consummation of the purchase and sale and related transactions contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.

1.1.3 "CLOSING DATE" means the date on which date the Closing of the conveyance of the Property is required to be held under the terms and conditions of this Purchase Contract and on which date full payment of the Purchase Price for the Property shall have been paid to and received by Seller in immediately available U.S. funds.

1.1.4 "COMMERCIAL LEASE(S)" means the interest of Seller in and to all leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Effective Date for the applicable Property.

1.1.5 "EXCLUDED PERMITS" means those Permits which, under applicable law, are nontransferable and such other Permits as may be designated as Excluded Permits on Exhibit 1.1.5, if any, attached hereto.

1.1.6     Intentionally Omitted.

1.1.7 "FIXTURES AND TANGIBLE PERSONAL PROPERTY" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of personal property now located on the Land or in the Improvements as of the date of this Purchase Contract and used or usable in connection with any present or future occupation or operation of all or any part of the Property. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased by Seller, or (ii) property owned or leased by Tenants and guests, employees or other persons furnishing goods or services to the Property or (iii) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property or (iv) the property and equipment, if any, expressly identified in Exhibit 1.1.7

1.1.8 "IMPROVEMENTS" means all buildings and improvements located on the Land taken "as is" .

1.1.9 "LAND" means all of those certain tracts of land located in the State of Minnesota, commonly known as Alpha Business Center, 8100 26th Avenue South, Bloomington, Minnesota (described on Exhibit "A-1" attached hereto); Westpoint Business Center, 13895 Industrial Park Boulevard, Plymouth, Minnesota (described on Exhibit "A-2" attached hereto); Plymouth Service Center, 1720 Annapolis Lane, Plymouth, Minnesota (described on Exhibit "A-3" attached hereto); and University Center I & II (described on Exhibit "A-4" attached hereto), and all rights, privileges and appurtenances pertaining thereto.

1.1.10 "MISCELLANEOUS PROPERTY ASSETS" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, excluding, however, (i) receivables, (ii) Property Contracts, (iii) Commercial Leases, (iv) Permits, (v) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (vi) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (vii) utility and similar deposits, (viii) insurance or other prepaid Items or (ix) books and records, except to the extent that Seller receives a credit on the Closing Statement for any such item.

1.1.11 "PERMITS" means all licenses and permits granted by governmental authorities having jurisdiction over the Property in respect of the matter to which the applicable license or permit applies and owned by Seller or used in or relating to the ownership, occupancy or operation of the Property or any part thereof not subject to a Commercial Lease.

1.1.12 "PERMITTED EXCEPTIONS" means those exceptions or conditions permitted to encumber the title to the Property in accordance with the provisions of
     Section 6.2.

1.1.13 "PROPERTY" means the Land and Improvements, and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Property; together with all Fixtures and Tangible Personal Property, the right, if any and only to the extent transferable, of Seller issued to Property Contracts and Commercial Leases, Permits other than Excluded Permits and the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.

1.1.14 "PROPERTY CONTRACTS" means all purchase orders, maintenance, service, or utility contracts and similar contracts, which relate to the ownership, maintenance, construction or repair and/or operation of the Property and which are not cancelable on 90 days' or shorter Notice, except Commercial Leases.

1.1.15 "PURCHASE CONTRACT" means this Purchase and Sale Contract by and between Seller and Purchaser.

1.1.16 "PURCHASE PRICE" means the total consideration to be paid by Purchaser to Seller for the purchase of the Property.

1.1.17    "SURVEY" shall have the meaning ascribed thereto in Section 6.11.

1.1.18 "TENANT" means any person or entity entitled to occupy any portion of the Property under a Commercial Lease.

1.1.19 "TITLE COMMITMENT" or "Title Commitments" shall have the meaning ascribed thereto in Section 6.1.

1.1.20    "TITLE INSURER" shall have the meaning set forth in Section 6.1.

                                   ARTICLE 2
                         PURCHASE AND SALE OF PROPERTY

2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.

                                   ARTICLE 3
                            PURCHASE PRICE & DEPOSIT

3.1 The total purchase price ("Purchase Price") for the Property shall be Sixteen Million Two Hundred Seventy Five Thousand Dollars ($16,275,000.00), which shall be paid by Purchaser, as follows:

3.1.1 On the date hereof, Purchaser shall deliver to Fidelity National Title Company ("Escrow Agent" or the "Title Company") a deposit in the sum of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00), in cash, (such sum being hereinafter referred to and held as the "Deposit"). Purchaser shall also deliver a quitclaim deed to the Escrow Agent in the form attached as
     Exhibit 3.1.1. Purchaser and Seller each approve the form of Escrow Agreement attached as Exhibit B.

3.1.2 The Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms hereof. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable, (provided that Escrow Agent shall invest the Deposit as jointly directed by Seller and Purchaser should Seller and Purchaser each in their respective sole discretion determine to issue such joint investment instructions to the Escrow Agent) and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.

3.1.3 If the sale of the Property is closed by the date fixed therefor (or any extension date provided for by the mutual written consent of the parties hereto, given or withheld in their respective sole discretion), monies held as the Deposit shall be applied toward the Purchase Price (and paid over to the Seller) on the Date of Closing. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Deposit shall be returned and refunded to Purchaser, and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under Section 5.3.

3.1.4. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Seller, Purchaser shall be entitled to the remedies set forth in ARTICLE 12 hereof. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in ARTICLE 12 below.

3.1.5. Notwithstanding anything contained herein to the contrary, if the Closing does not occur due to the Purchaser's default by the date on which Seller is otherwise able to terminate this Purchase Contract pursuant to the terms of this Purchase Contract, the Purchase Price shall be increased by the sum of Ten Thousand Dollars ($10,000.00) per day for each day after the date on which Seller is entitled to terminate hereunder, whether or not Seller exercises or attempts to exercise such termination rights. Any statute or other law on termination rights, obligations and/or procedures shall be disregarded for purposes of this Section 3.1.5 and shall have no effect on the determination of said date. Nothing contained herein shall be construed to increase Seller's remedies as described in Section 12.1 below.
                                   ARTICLE 4
                                   FINANCING

4.1 Purchaser assumes full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain the funds required for settlement, and Purchaser's acquisition of such funds shall not be a contingency to the Closing.
                                   ARTICLE 5
                               FEASIBILITY PERIOD

5.1 Subject to the terms of section 5.3 below, for thirty five (35) calendar days following the Effective Date (i.e., through May 25, 1999 if the Effective Date is April 20, 1999) (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants") shall have the right from time to time to enter onto the
     Property:

5.1.1 To conduct and make any and all customary studies, tests, examinations and inspections, or investigations of or concerning the Property (including without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys).

5.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property.

5.1.3 To ascertain and confirm the suitability of the property for Purchaser's intended use of the Property.

5.2 Should the results of any of the matters referred to in sub-paragraphs 5.1.1, 5.1.2 and 5.1.3 above appear unsatisfactory to Purchaser for any reason, then Purchaser shall have the right to terminate this Purchase Contract by giving written Notice to that effect to Seller and Escrow Agent on or before 5:00 p.m. EDT on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability under Section 5.3, and Escrow Agent shall forthwith deliver the Quitclaim Deed of all of Purchaser's right and interest in the Property to Seller, and then promptly return the Deposit to Purchaser. If Purchaser fails to provide Seller with written Notice of cancellation prior to the end of the Feasibility Period in strict accordance with the Notice provisions of this Purchase Contract, this Purchase Contract shall remain in full force and effect and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in this ARTICLE 5 and in ARTICLE 9.

5.3 Purchaser shall indemnify and hold Seller harmless for any actions taken by Purchaser and its Consultants on the Property. Purchaser shall indemnify, defend (with attorneys selected by Seller) and hold Seller harmless from any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigations and the like. Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like that in their reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this ARTICLE 5 at Purchaser's sole cost and expense. Purchaser shall maintain casualty insurance and comprehensive public liability insurance with broad form contractual and personal injury liability endorsements with respect to the Property and Purchaser's activities
     carried on therein, in the amounts set forth below.   Such liability
     insurance shall provide coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise). The provisions of this Section shall survive the Closing or termination of this Purchase Contract.

5.4 Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its agents and employees from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Purchase Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers.
                                   ARTICLE 6
                                     TITLE

6.1 Seller shall promptly secure a commitment for title insurance for the Property in an amount equal to the Purchase Price ("Title Commitment,") issued by a title insurance company which is licensed to do business in the jurisdiction in which the Property is located ("Title Insurer") for an owner's title insurance policy on the most recent standard American Land Title Association ("ALTA") Policy form, together with legible copies of all instruments identified as exceptions therein. Seller agrees that it shall be solely responsible for payment of all costs relating to procurement of the Title Commitment and any Owner's or Lender's title policies provided that such costs do not exceed $11,000.00. Purchaser shall be solely responsible for all costs relating to title which exceed $11,000.00.

6.2 Purchaser agrees to accept title to the Land and Improvements, so long as the same is good and marketable and insurable at ordinary rates and any conveyance by limited warranty or equivalent deed pursuant to this Purchase Contract shall be subject to the following, all of which shall be deemed "Permitted Exceptions" and Purchaser agrees to accept the deed and title subject thereto:

6.2.1 All exceptions shown in the Title Commitment (other than mechanics' liens and taxes due and payable in respect of the period preceding Closing), as must be approved by Purchaser during the Feasibility Period;

6.2.2 All Commercial Leases and any other occupancy, residency, lease, tenancy and similar agreements entered into in the ordinary course of business, as must be approved by Purchaser during the Feasibility Period; and

6.2.3 All Property Contracts and any other existing contracts created in the ordinary course of business by Seller, which are not identified by Purchaser for termination during the Feasibility Period; and

6.2.4 Real estate and property taxes to the extent not due and payable, as must be approved by Purchaser during the Feasibility Period.

6.3 The existence of other mortgages, liens, or encumbrances shall not be objections to title, provided that properly executed instruments in recordable form necessary to satisfy and remove the same of record are delivered to the Purchaser at Closing or, in the alternative, with respect to any mortgage or deed of trust liens, that payoff letters from the holder of the mortgage or deed of trust liens shall have been delivered to and accepted by the Title Insurer (sufficient to remove the same from the policy issued at Closing), together in either case, with recording and/or filing fees.

6.4 Unpaid liens for taxes, charges, and assessments shall not be objections to title, but the amount thereof plus interest and penalties thereon shall be deducted from the Purchase Price to be paid for the applicable Property hereunder and allowed to Purchaser or paid at Closing, subject to the provisions for apportionment of taxes and charges contained in ARTICLE 7 herein.

6.5 Unpaid franchise or business corporation taxes of any corporations in the chain of title shall not be an objection to title, provided that the Title Insurer agrees to insure against collection out of the Property or otherwise against Purchaser or its affiliates, and provided further that the Title Insurer agrees to omit such taxes as exceptions to coverage with respect to any lender's mortgagee insurance policy.

6.6 If on the Closing Date, the state of title is other than in accordance with the requirements set forth in this Purchase Contract or if any condition to be fulfilled by Seller shall not be satisfied, Purchaser shall provide Seller with written Notice thereof at such time, or such title objection or unfulfilled condition shall be deemed waived by Purchaser in which case Purchaser and Seller shall proceed to consummate the Closing on the Closing Date. If Purchaser timely gives Seller such Notice, Seller at its sole option and within Seven (7) calendar days following receipt of such Notice may elect to cure such objection or unfulfilled condition for up to Twenty
     (20) calendar days; provided, however, that if the cost to cure such objection or unfulfilled condition will, in Seller's reasonable determination, be $10,000 or less, Seller shall be required to use reasonable efforts to make such cure or fulfill such condition. Should Seller be able to cure such title objection or condition, or should Seller be able to cause title insurance over the same by the Closing Date or any postponed Closing Date, or should Purchaser waive such objection or condition within such period for cure, then the Closing shall take place on or before thirty (30) calendar days after Notice of such cure or waiver.

6.7 If during the period of cure Seller is unable or unwilling (unless required to attempt such cure as set forth above), in its reasonable discretion or opinion, to eliminate such title objection or cause Title Insurer to insure over such matter or satisfy such unfulfilled condition, Seller shall give Purchaser written Notice thereof, and if Purchaser does not waive such objection by written Notice delivered to Seller and Title Insurer on or before Seven (7) calendar days following the date Seller gives such Notice, then this Purchase Contract shall automatically terminate, in which event Purchaser shall release and quitclaim all of Purchaser's right and interest in such Property to Seller, the Deposit shall be returned to Purchaser, and the parties hereto shall have no further obligations to each other.

6.8 Seller covenants that it will not voluntarily create or cause any lien or encumbrance (other than Commercial Leases and Property Contracts in the ordinary course of business) to attach to the Property between the date of this Purchase Contract and the Closing Date; any such monetary lien or encumbrance so attaching by voluntary act of Seller shall be discharged by the Seller at or prior to Closing on the Closing Date or any postponed Closing Date. Except as expressly provided above, Seller shall not be required to undertake efforts to remove any other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding and Seller may elect not to discharge the same; provided, however, Purchaser may object to any mortgage, deed of trust or judgment lien which is made or attaches prior to the Closing.

6.9 Anything to the contrary notwithstanding, Purchaser shall not have any right to terminate this Purchase Contract or object to any lien, encumbrance, exception or other matter that is a Permitted Exception, that has been waived or deemed to have been waived by Purchaser.

6.10 Intentionally Omitted.

6.11 Purchaser at Seller's sole cost and expense, promptly shall cause to be prepared a survey for the Property ("Survey") to be delivered to Purchaser and Seller within the Feasibility Period. The Survey (i) shall be prepared in accordance with and shall comply with the minimum requirements of the ALTA; (ii) shall be in a form, and shall be certified as of a date satisfactory to Title Insurer to enable Title Insurer to delete standard survey exceptions from the title insurance policy to be issued pursuant to the Title Commitments, except for any Permitted Exceptions; (iii) shall specifically show all improvements, recorded easements to the extent locatable, set back lines, and such other matters shown as exceptions by the Title Commitments; (iv) shall specifically show the right of way for all adjacent public streets; (v) shall specifically disclose whether (and, if so, what part of) any of the Property is in an area designated as requiring flood insurance under applicable federal laws regulating lenders;
     (vi) shall contain the legal description of the Property (described on Exhibits A-1 through A-4), (vii) shall be certified to Purchaser, Purchaser's lender, Seller and Title Insurer as being true and correct; and
     (viii) shall certify that the legal description set forth therein describes the same, and comprises all of, the real estate comprising the Property to be purchased by Purchaser pursuant to the terms of this Purchase Contract.

6.11.1 Should such Survey disclose conditions to which Purchaser objects during the Feasibility Period, Purchaser shall have the right to object thereto within the Feasibility Period in accordance with the procedures set forth in Section 6.7 above.

6.11.2 Seller agrees to make payment in full of all costs of obtaining Surveys required by this Purchase Contract on or before Closing or termination of this Purchase Contract.

                                   ARTICLE 7
                                    CLOSING

7.1  DATES, PLACES OF CLOSING, PRORATIONS, DELINQUENT RENT, AND CLOSING COSTS.

7.1.1 The Closing shall occur no later than ten (10) calendar days after expiration of the Feasibility Period, through an escrow with Escrow Agent, whereby the Seller, the Purchaser, and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.

7.1.2 The Closing Date may be extended without penalty at the option of Seller to a date not later than Twenty (20) Days following the Closing Date specified above to satisfy a condition to be satisfied by Seller, or such later date as is mutually acceptable to Seller and Buyer.

7.1.3. All normal and customarily proratable items, including, without limitation, Rents (as defined below), operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing
     Date) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied deposits under Tenant leases, if any, shall be transferred by Seller to Purchaser at the Closing. Purchaser shall assume at Closing the obligation to pay any accrued but unpaid tenant improvement allowances and leasing commissions for any leases approved by Purchaser after the Effective Date, together with any payments due parties to other agreements affecting the Property which survive Closing. Seller shall pay at or prior to Closing any obligations for accrued but unpaid tenant improvement allowances and leasing commissions for all leases in existence as of the Effective Date. Any real estate ad valorem or similar taxes for the Property due and payable in the year of the Closing, and any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon tax statements for the Property for the real estate taxes and installments of special assessments due and payable in the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the taxes and assessments due and payable in the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. The proration shall be adjusted once actual bills
     become available.   For purposes of this Section 7.1.3. and Section 7.1.4.
     and 7.1.5. the terms "Rent" and "Rents" shall include, without limitation, base rents, additional rents, percentage rents and common area maintenance charges. The provisions of this Section 7.1.3. shall apply during the Proration Period (as defined below).

7.1.4. If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

7.1.5. If on the Closing Date any Tenant is in arrears in any Rent payment under any Tenant lease (the "Delinquent Rent"), any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (i) first, to the period of time after the Closing Date, and (ii) second, to the period of time before the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant (provided, that Seller shall not commence any legal actions or proceedings against any Tenant which continues as a Tenant at the Property after Closing without the prior consent of Purchaser, which will not be unreasonably withheld or delayed), and the delivery of the Assignment as defined in Section 7.2.1.3 shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller at no cost or liability to Purchaser in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property.
     The provisions of this Section 7.1.5. shall apply during the Proration Period.

7.1.6 Seller shall pay the cost of all transfer taxes and recording costs with respect to the Closing. Seller and Purchaser shall share equally in the costs of the Escrow Agent for escrow fees.

7.2  ITEMS TO BE DELIVERED PRIOR TO OR AT CLOSING.

7.2.1 SELLER. At Closing, Seller shall deliver to Purchaser, each of the following items, as applicable:

7.2.1.1 Limited Warranty deed in the form attached as Exhibit 7.2.1.1 to Purchaser. The acceptance of the deed at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing.

7.2.1.2 A Bill of Sale without recourse or warranty in the form attached as
       Exhibit 7.2.1.2 covering all Property Contracts, Commercial Leases, Permits (other than Excluded Permits) and Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to such Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

7.2.1.3 An Assignment (to the extent assignable and in force and effect) without recourse or warranty in the form attached as Exhibit 7.2.1.3 of all of Seller's right, title and interest in and to the Miscellaneous Property Assets, subject to any required consents. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

7.2.1.4 A closing statement executed by Seller.

7.2.1.5 A vendor's affidavit or at Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitments; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract; and

7.2.1.6 A certification of Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

7.2.1.7 Tenant notification letters in form reasonably acceptable to Purchaser, original (or copies thereof if originals are not available) of the Property files (excluding therefrom any proprietary information of Seller), and such other closing documentation as required by Escrow Agent or Title Insurer, or as required pursuant to this Purchase Contract.

7.2.1.8 Except for the items expressly listed above to be delivered at Closing, delivery of any other required items shall be deemed made by Seller to Purchaser, if Seller leaves such documents at the Property in their customary place of storage or in the custody of Purchaser's representatives.

7.2.2 PURCHASER. At Closing, Purchaser shall deliver to Seller the following items with respect to each Property being conveyed or transferred by merger at such Closing:

7.2.2.1 The full Purchase Price as required by ARTICLE 3 hereof plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property(s) to satisfy the same, provided that Seller shall have delivered to Purchaser, or to Purchaser's designee, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or, as to any mortgages or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

7.2.2.2 A closing statement executed by Purchaser.

7.2.2.3 A countersigned counterpart of the Bill of Sale in the form attached as
       Exhibit 7.2.1.2.

7.2.2.4 A countersigned counterpart of the Assignment in the form attached as
       Exhibit 7.2.1.3.

7.2.2.5 Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.

                                   ARTICLE 8
       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER

8.1  REPRESENTATIONS AND WARRANTIES OF SELLER.

8.1.1 For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, each Seller on its own behalf with respect to its own Property only, but not on behalf of the other Seller or Property it does not own, represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:

8.1.1.1 Seller identified in the Recitals is lawfully and duly organized, and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract; and has or at Closing shall have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any Purchase Contract to which Seller is a party or by which Seller is otherwise bound. Seller has not made any other Purchase Contract for the sale of, or given any other person the right to purchase, all or any part of any of the Property applicable to the foregoing representation;

8.1.1.2 Seller owns insurable, fee title to the Property, including all real property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions (provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the remedies set forth in Section 6.7 hereof);

8.1.1.3 There are no adverse or other parties in possession of the Property, except for occupants, guests and tenants under the Commercial Leases (provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the remedies set forth in
       Section 6.7 hereof).

8.1.1.4 The joinder of no person or entity other than Seller is necessary to convey the Property, fully and completely to Purchaser at Closing, or to fulfill Seller's obligations and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder;

8.1.1.5 Purchaser has no duty to collect withholding taxes for Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended;

8.1.1.6 To Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property, as applicable;

8.1.1.7 Seller has no knowledge of any claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing any of the Property, as applicable, caused by Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property, as applicable;

8.1.1.8 To Seller's knowledge, there are no wells (water, monitoring or otherwise) located on the Property and there are no individual sewage treatment systems located on the Property. Sewage generated at the Property goes to a facility permitted by the Minnesota Pollution Control
       Agency.   The disclosures made in this Section 8.1.1.8 are made pursuant to the requirements of Minnesota law.

8.1.1.9 To the best of Seller's knowledge, the Rent Roll attached hereto as
       Schedule 8.1.1.9 is complete and accurate in all material respects, and Seller shall provide an updated version of the Rent Roll to Purchaser at the Closing.

8.1.1.10       To the best of Seller's knowledge, (i) the list of Leases on
       Schedule 8.1.1.10 hereto is a complete and accurate list of all of the agreements affecting the use or occupation of the Property between third parties and Seller, and (ii) there are no written or oral promises, understandings or commitments with any tenant other than as set forth in such Leases or described in the Rent Roll.

8.1.1.11 To the best of Seller's knowledge, a complete and accurate list and description of all of the Service Contracts is set forth in Schedule
       8.1.1.12 hereto. To the best of Seller's knowledge, all such Service Contracts are in full force and effect in accordance with their respective terms. To the best of Seller's knowledge, Seller has not given or received any notice of default under the Service Contracts, and Seller has no knowledge of any event which, with the passage of time or the giving of notice, would constitute a default thereunder.

8.1.1.12       To the best of Seller's knowledge, except as described in
       Schedule 8.1.1.12 attached hereto, Seller has no knowledge nor has Seller received notice of (a) any violation of the Property's compliance with applicable fire safety laws, building code ordinances, zoning ordinances or any similar statutes, ordinances, laws, rules or regulations, (b) any condition, defect or inadequacy which, if not correct, would result in the termination of, or increase in the cost of, insurance coverage, (c) any proceedings which could cause the change, redefinition or other modification of the zoning classifications or of other legal requirements applicable to the Property or any part thereof, or (d) any pending or threatened condemnation proceedings that would affect the Property.

8.1.1.13 To the best of Seller's knowledge, and except as may be revealed in any environmental report delivered to Purchaser:

               (a) Hazardous Substances (as defined below), have not been used, generated, transported, treated, stored, released, discharged or disposed of in, onto, under or from the Property in violation of any Environmental Laws (as defined below) by Seller or by any predecessor-in-title or agent of Seller, by any tenant or by any other person or any time. As used herein, the term "Hazardous" shall mean all substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic, under the following federal statutes and their state counterparts, as well as these statutes' implementing regulations: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. SS9601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. SS136 et seq., the Atomic Energy Act, 42 U.S.C. SS2011 et seq, and the Hazardous Materials Transportation Act, 42 U.S.C. SS1801 et seq.; petroleum and petroleum products including crude oil and any fractions thereof; asbestos; and natural gas, synthetic gas, and any mixtures thereof. As used herein, the term "Environmental Laws" shall mean any and all present and future Federal, State and local laws (whether under common law, statute, rule, regulation, or otherwise), and other requirements of governmental authorities relating to the environment or to any other Hazardous Substance.

               (b) Seller has received no notification of release of a Hazardous Substance being filed as to the Property, nor has Seller received notice that the Property is listed on the National Priority List promulgated pursuant to CERCLA or on any other Federal or state list of Hazardous Substance sites requiring investigation or cleanup;

               (c) Seller has received no notification that there are above-ground or underground tanks or any other underground storage facilities located on the Property;

               (d) Seller has received no notification that the Property contains any PCBs, asbestos or urea formaldehyde; and

               (e) Seller has received no notification that the Property lies within or contains, in whole or in part, any wetlands.
To the best of Seller's knowledge, Seller has received no written or oral notice or other communication of pending or threatened claims, actions, suits, proceedings or investigations against Seller or any tenant or occupant of the Property related to (i) the disposal or release of solid, liquid or gaseous waste into the environment from the Property, (ii) the use, generation, transportation, treatment, storage, release, discharge, disposal or other handing of any Hazardous Substance on the Property, or (iii) any alleged violation of any Environmental Laws in relation to the Property.

8.1.1.14 Seller is not a "foreign person" as that term is defined in the Internal Revenue Code of 1986, as amended and the Regulations promulgated pursuant thereto.

8.1.1.15 To the best of Seller's knowledge, the operating statements to be delivered to Purchaser are true, correct and complete in all material respects and fairly represent the income and expenses of the Property for the periods covered by such statements.

8.1.1.16 To the best of Seller's knowledge, the information to be furnished by Seller on which the computation of prorations is based shall be true, correct and complete in all material respects.

8.1.1.17 To the best of Seller's knowledge, all water, sewer, electric, natural gas, telephone and drainage facilities, and all other utilities required for the intended operation of the Property, are installed to the Property and are connected with valid permits.

8.1.1.18 To the best of Seller's knowledge (i) all governmental approvals necessary for the operation of the Property have been obtained and are in full force and effect, and (ii) the Property is in compliance with all zoning, building, health, traffic, environmental, flood control, fire safety and all other applicable rules, regulations, ordinances and statutes of all governmental entities having jurisdiction over the Property.

8.1.1.19 To the best of Seller's knowledge, all improvements (including without limitation all elevators, mechanical, plumbing, drainage, structural, heating, ventilating and air-conditioning systems; or other systems at or servicing the Property and all other facilities and equipment relating thereto) are Year 2000 compliant (if such improvements are computer controlled facility components).

8.1.2 Except for the representations and warranties expressly set forth above in Subsection 8.1.1 the Property is expressly purchased and sold "AS IS," "WHERE IS,"and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is relying upon, no information provided by Seller or Broker and no statements, representations or warranties, express or implied, made by or enforceable directly against Seller or Broker, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, the state, federal, county or local law, ordinance, order, permit or suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the deeds conveying the Property and the representations set forth above). Purchaser represents and warrants that as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, including, without limitation, the Offering Memorandum prepared by Broker, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Seller, Seller's partners or affiliates or any of their respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Commercial Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, but subject to the restrictions set forth in
     SECTION 16.21 below, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Purchase Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Purchase Contract. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters, except as provided in Section 8.1.3 below.

8.1.3     Seller and Purchaser agree that those representations contained in
     Section 8.1 shall survive Closing for a period of One (1) year (that is, any proceeding based on the breach of a representation contained in Section
     8.1 that survives Closing must be commenced within One (1) year subsequent to the date of such representation). In the event that Seller breaches any representation contained in Section 8.1 and Purchaser had actual knowledge of such breach, Purchaser shall be deemed to have waived any right of recovery and Seller shall not have any liability in connection therewith.

8.1.4 Representations and warranties above made to the knowledge of Seller shall not be deemed to imply any duty of inquiry. For purposes of this Purchase Contract, the term Seller's "knowledge" shall mean and refer to only actual knowledge of the Designated Representative (as hereinafter defined) of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the term .Designated Representative. shall refer to Kenneth A. Cobler, Asset Manager, AIMCO, One Insignia Financial Plaza, Greenville, South Carolina 29601, with respect to the Alpha Business Center, Westpoint Business Center, Plymouth Service Center, Mr. Charles Gabler at SSR/Metric Property Management, and with respect to University Center I & II, Mr. Jerry Gilman at Welsh Companies.

8.2  REPRESENTATIONS AND WARRANTIES OF PURCHASER

8.2.1 For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

8.2.2 With respect to Purchaser and its business, Purchaser represents and warrants, in particular, that:

8.2.2.1 Purchaser is limited partnership, duly organized, validly existing and in good standing under the laws of Indiana.

8.2.2.2 Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract (subject to Purchaser's internal committee approvals which must be obtained prior to the expiration of the Feasibility Period), to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's officers or members are required to so empower or authorize Purchaser.
8.2.2.3 No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.

8.2.2.4 Subject to Purchaser's internal committee approvals which must be obtained prior to the expiration of the Feasibility Period, Purchaser is duly authorized to execute and deliver, acting through its duly empowered and authorized officers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto. Such execution, delivery and performance by Purchaser does not (i) violate any of the provisions of their respective certificates of incorporation or bylaws,
       (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.

8.2.2.5 The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract (subject to Purchaser's internal committee approvals which must be obtained prior to expiration of the Feasibility Period).

8.2.3 Except as stated in Article 10 hereof, Purchaser has not dealt with any broker, finder or any other person, in connection with the purchase of or the negotiation of the purchase of the Property that might give rise to any claim for commission against Seller or lien or claim against the Property.

8.2.4 Purchaser's representations and warranties shall survive the Closing for a period of one (1) year and shall not merge with the limited warranty deed or any other closing documents (that is, any proceeding based on the breach of a representation contained in Section 8.2 must be commenced within one (1) year subsequent to the date of such representation).

                                   ARTICLE 9
                        CONDITIONS PRECEDENT TO CLOSING

9.1 Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

9.1.1 All of the documents required to be delivered by Seller to Purchaser at each Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser.

9.1.2 Each of the representations and warranties of Seller contained herein shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and as of the Effective Date as though such representations and warranties were made at and as of such date and time.

9.1.3 Seller shall have complied with, fulfilled and performed in all respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder.

9.1.4 Purchaser shall have received its internal approvals prior to the expiration of the Feasibility Period.

9.1.5 Purchaser shall have received estoppel certificates in the form set forth on Exhibit 9.1.5 attached hereto from each of the tenants listed on the Schedule attached hereto as Schedule 9.1.5.1 (or the form required under the applicable lease for any tenant unwilling to execute the form attached hereto as Exhibit 9.1.5) (each, a "Tenant Estoppel"), and Purchaser shall have received a Seller's Best Knowledge Estoppel (as hereinafter defined) for each tenant that has not delivered a Tenant Estoppel.

9.1.6 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract, or declare illegal, invalid or nonbinding any of the covenants or obligations of Seller hereunder

     Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth above.

9.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation to close with respect to conveyance of a particular Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

9.2.1 Purchaser's representations and warranties set forth in this Purchase Contract shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and as of the Effective Date as though such representations and warranties were made at and as of such date and time.

9.2.2 Purchaser shall have fully performed and complied with all covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price.

9.2.3 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser hereunder.

9.2.4 If applicable, Purchaser shall have produced evidence reasonably satisfactory to Seller of Purchaser's compliance with Hart-Scott-Rodino Act requirements or of the non-applicability thereof to the transactions contemplated by this Purchase Contract.

                                   ARTICLE 10
                                   BROKERAGE

10.1 Seller represents and warrants to Purchaser that it has dealt only with Insignia/ESG Capitol Advisors Inc., 311 South Wacker, Chicago, Illinois 60606 ("Broker") in connection with this Purchase Contract. Seller and Purchaser each represents and warrants to the other that other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts of omissions of the indemnifying party.

10.2 Seller agrees to pay Broker a commission according to the terms of a separate agreement. Broker shall not be deemed a party or third party beneficiary of this Purchase Contract.

10.3 Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.
                                   ARTICLE 11
                                   POSSESSION

11.1 Possession of the Property subject to the Permitted Exceptions shall be delivered to Purchaser at the Closing, subject to Purchaser's right of entry for inspection as set forth in ARTICLE 5.

                                   ARTICLE 12
                             DEFAULTS AND REMEDIES

12.1 In the Event Purchaser terminates this Purchase Contract following the Feasibility Period for any reason other than Seller's inability to convey title as required by this Purchase Contract, or a failure of a condition precedent described in Article 9.2, or Purchaser defaults hereunder prior to the Closing Date and consummation of the Closing does not occur by reason of such termination or default by Purchaser, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore, Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 5.3, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract , or fails to satisfy any condition precedent described in Article 9.2, or defaults hereunder prior to the Closing Date is and shall be, as Seller's sole remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 5.3 above, irrespective of the time when the inquiry about such damages may take place. Upon any such failure by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under Section 5.3 above, and the right of Seller to collect such liquidated damages to the extent not theretofore paid by Purchaser.

12.2 Provided that Purchaser has not terminated this Purchase Contract and is not otherwise in default hereunder, if the Closing does not occur as a result of Seller's default hereunder, Purchaser's sole remedy shall be to elect to terminate this Purchase Contract and receive reimbursement of the Deposit (or so much thereof as has been received by Escrow Agent) or to seek specific performance of this Purchase Contract.

                                   ARTICLE 13
                            RISK OF LOSS OR CASUALTY

13.1 The risk of loss or damage to the Property by fire or other casualty until the deed of conveyance is recorded is assumed by the Seller, provided that the Seller's responsibility shall be only to the extent of any recovery from insurance now carried on the Property. If the proceeds of insurance are not equal to the proceeds required to repair the full extent of the damage, Seller may either (a) give notice to Purchaser that Purchaser may, within ten (10) days after receipt of such notice, terminate this Purchase Contract, or (b) agree to pay to Purchaser at the Closing the difference between the insurance proceeds and the amount required to repair the full extent of the damage (the "Deficit Amount"), and assign to Purchaser at the Closing the insurance proceeds. If Seller elects the remedy in subsection
     (b) above, then Purchaser shall have no right to terminate this Purchase Contract on account thereof, (but Seller shall assign to Purchaser its interest in and to any insurance policies and proceeds thereof payable as a result of such damage or destruction and pay to Purchaser at the Closing the Deficit Amount). If Seller elects the remedy set forth in subsection
     (a) above, and Purchaser does not elect to terminate within said ten (10) day period, then Purchaser shall have no right to terminate this Purchase Contract on account thereof, (but Seller shall assign to Purchaser its interest in and to any insurance policies and proceeds thereof payable as a result of such damage or destruction ). Seller shall not, in any event, be obligated to effect any repair, replacement, and/or restoration, but may do so at its option in which case Seller may apply the insurance proceeds to the costs of restoration.
                                   ARTICLE 14
                                  RATIFICATION

14.1 This Purchase Contract shall be null and void unless fully ratified by Purchaser and Seller on or before April 20, 1999.

                                   ARTICLE 15
                                 EMINENT DOMAIN

15.1 In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in purchase in lieu thereof (or in the event that at such time there is any notice of any such acquisition by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within Fifteen (15) days of receipt of written notice of the occurrence of such event and recover the Deposit hereunder, or to settle in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit or any condemnation award.


                                   ARTICLE 16
                                 MISCELLANEOUS

16.1 EXHIBITS AND SCHEDULES
     All Exhibits and Schedules annexed hereto are a part of this Purchase Contract for all purposes.

16.2 ASSIGNABILITY
     Subject to Section 16.18, this Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party; provided, however, Purchaser may assign this Purchase Contract to an affiliated entity upon the consent of Seller (which consent shall not be unreasonably withheld or delayed). No assignment shall release or relieve Purchaser of any obligations or liabilities under this Purchase Contract. No assignment by Purchaser shall be effective unless and until Purchaser's assignee has executed and delivered to the Escrow Agent a quitclaim deed in the form of Exhibit 3.1.1 hereto.

16.3 BINDING EFFECT
     This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.

16.4 CAPTIONS
     The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

16.5 NUMBER AND GENDER OF WORDS
     Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

16.6 NOTICES
     All Notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes
     (i) if sent by Federal Express or the nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the Fifth (5th) business day following the date of mailing , or (iv) if sent by telecopier transmission with a copy thereof also delivered by U.S. first class mail, addressed as follows:


If to Seller:                        If to Purchaser:

Angeles Mortgage Investment Trust    Duke Realty Limited Partnership
and Minneapolis Business Parks Joint 8888 Keystone Crossing, Suite 1200
Venture                              Indianapolis, Indiana  46240
1873 South Bellaire Street, 17th     Attn:  Mr. Pete Anderson
Floor                                Facsimile No. (317) 808-6793
Denver, Colorado  80222
Attn:  Mr. Harry Alcock
Facsimile No. (303) 692-0786

     and                             With a copy to:

                                     Duke Realty
Argent Real Estate                   8888 Keystone Crossing, Suite 1200
1401 Brickell Avenue, Suite 520      Indianapolis, Indiana  46240
Miami, Florida  33131                Attn:  Jonathan Henrichsen, Esq.
Attn:  Mr. David Marquette           Facsimile No. (317) 808-6790
Facsimile No. (305) 371-9042


With a copy to:

Loeb & Loeb
1000 Wilshire Boulevard, Suite 1800
Los Angeles, California  90017
Attn:     Andrew S. Clare, Esq.
          Karen N. Higgins, Esq.
Facsimile No. (213) 688-3460


     Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

16.7 GOVERNING LAW AND VENUE
     The laws of the State of Minnesota shall govern the validity, construction, enforcement, and interpretation of this Purchase Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the State in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

16.8 ENTIRETY AND AMENDMENTS
     This Purchase Contract embodies the entire Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

16.9 SEVERABILITY
     If any of the provisions of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.

16.10     MULTIPLE COUNTERPARTS
     This Purchase Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterparts.

16.11     FURTHER ACTS
     In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.

16.12     CONSTRUCTION
     No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

16.13     CONFIDENTIALITY
     Purchaser shall not disclose the terms and conditions contained in this Purchase Contract, shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Purchase Contract
     (i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's or Seller's lenders, attorneys and accountants. Any information provided by Seller to Purchaser under the terms of this Purchase Contract is for informational purposes only. Except as expressly provided herein, in providing such information to Purchaser, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded. Purchaser shall not in any way be entitled to rely upon the accuracy of such information. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.

16.14     TIME OF THE ESSENCE
     It is expressly agreed by the parties hereto that time is of the essence with respect to this Purchase Contract.

16.15     CUMULATIVE REMEDIES AND WAIVER
     No remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies herein conferred or reserved, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing.

16.16     LITIGATION EXPENSES
     In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation.

16.17     TIME PERIODS
     Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

16.18     EXCHANGE
At Seller's sole cost and expense, Seller may structure the sale of the Property to Purchaser as a Like Kind Exchange under Internal Revenue Code Section 1031 whereby Seller will acquire certain property in conjunction with the sale of the Property (the "Seller's Like Kind Exchange"). Purchaser shall cooperate fully and promptly with Seller's conduct of Seller's Like Kind Exchange, provided that all costs and expenses generated in connection with Seller's Like Kind Exchange shall be borne solely by Seller, and Purchaser shall not be required to take title to or contract for the purchase of any other property. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser. In no event shall the Closing Date be delayed by Seller's Like Kind Exchange. Seller shall indemnify and hold harmless Purchaser from and against any and all liability arising from and out of Seller's Like Kind Exchange.

At Purchaser's sole cost and expense, Purchaser may structure the purchase of the Property from Seller as a Like Kind Exchange under Internal Revenue Code
Section 1031 whereby Purchaser will acquire the Property in conjunction with the sale of the certain other property (the "Purchaser's Like Kind Exchange"). Seller shall cooperate fully and promptly with Purchaser's conduct of Purchaser's Like Kind Exchange, provided that all costs and expenses generated in connection with Purchaser's Like Kind Exchange shall be borne solely by Purchaser, and Seller shall not be required to take title to or contract for the purchase of any other property. If Purchaser uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Purchaser hereunder shall not relieve, release or absolve Purchaser of its obligations to Seller. In no event shall the Closing Date be delayed by Purchaser's Like Kind Exchange. Purchaser shall indemnify and hold harmless Seller from and against any and all liability arising from and out of Purchaser's Like Kind Exchange.

16.19 NO PERSONAL LIABILITY OF OFFICERS, TRUSTEES OR DIRECTORS OF SELLER Purchaser acknowledges that this Agreement is entered into by Seller which is a California business trust, and Buyer agrees that no individual officer, trustee, director or representative of Seller shall have any personal liability under this Agreement or any document executed in connection with the transactions contemplated by this Agreement.

16.20     NO EXCLUSIVE NEGOTIATIONS
Seller shall have the right, at all times, to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of the Property with any third-party; provided, however, that such communications are subject to the terms of this Agreement, and that Seller shall not enter into any contract or binding agreement with a third-party for the sale of the Property unless such agreement is contingent on the termination of this Agreement without the Property having been conveyed to Buyer

16.21     COVENANTS REGARDING LEASES
Seller agrees to timely provide Purchaser with copies of any lease proposals (including new leases and requests for any lease modifications) and Seller agrees not to enter into any new leases on the Property, or terminate or modify any existing leases on the Property without the prior written consent of Purchaser (which consent shall not be unreasonably withheld). If Seller desires to enter into any new lease, or terminate or modify any existing leases, Seller shall provide Purchaser written notice thereof. If Purchaser fails to deliver written disapproval thereof to Seller within five (5) days after Purchaser's receipt of such notice, Purchaser shall be deemed to have approved the proposed action. If during the Feasibility Period Purchaser unreasonably disapproves of any proposed action (as determined by Seller in its reasonable discretion), Seller shall have the option to terminate this Purchase Contract upon five (5) days written notice to Purchaser. Upon Purchaser's receipt of such termination notice, Purchaser shall have the right to either accept the termination (in which case the Deposit shall be returned to Purchaser and neither party shall have any obligation to the other, except as expressly set forth herein for provisions which survive termination), or Purchaser may approve the proposed action (which was previously disapproved), and permit the Purchase Contract to continue. If notice of approval of the proposed lease is not delivered to Seller within five (5) days after Purchaser's receipt of the termination notice, Purchaser shall be deemed to have accepted Seller's termination. Seller shall not have the foregoing right of termination after the expiration of the Feasibility Period.

16.22     COVENANTS REGARDING FINANCIAL RECORDS.
At Purchaser's request, Seller agrees to make available to Purchaser or Purchaser's designated representative all financial books and records for the Property being sold (other than proprietary information), and to provide such commercially reasonable assistance so as to permit preparation of audited or unaudited financial statements for all periods required to be prepared by the Rules and Regulations of the Securities and Exchange Commission relating to the purchase of the Property. Seller also agrees to cooperate in providing information and statements to Purchaser's independent accountants as may be required by such independent accountants in order to enable them to render an opinion on the financial statements of the Property for such periods. Seller shall not be obligated to incur any out-of-pocket costs or expenses to comply with this Section 16.22.

16.23     COVENANTS REGARDING TENANT ESTOPPELS.
Seller agrees to use reasonable, good faith efforts to obtain estoppel certificates from all tenants on the Property. Seller agrees to deliver to Purchaser an estoppel certificate in the form attached hereto as Exhibit 9.1.5 (but limited to the best of Seller's knowledge) from each tenant for which a tenant estoppel is not obtained (each, a "Seller's Best Knowledge Estoppel"). Purchaser agrees that if after the Closing Purchaser receives a tenant estoppel from any tenant for which Seller has given a Seller's Best Knowledge Estoppel, the Seller's Best Knowledge Estoppel for such tenant shall be voided and returned to Seller.

NOW WHEREFORE, the parties hereto have executed this Purchase Contract under seal as of the date first set forth above.

SELLER:   MINNEAPOLIS BUSINESS PARKS JOINT VENTURE

By: CENTURY PENSION INCOME FUND XXIII, A CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership

By:      FOX PARTNERS V, a California general partnership, general partner

By:       FOX CAPITAL MANAGEMENT CORPORATION, a California corporation, general partner

By:                                       [SEAL]
Its:

By: CENTURY PENSION INCOME FUND XXIV A CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership

By:  FOX PARTNERS VI, a California general partnership, general partner

By:  FOX CAPITAL MANAGEMENT CORPORATION, a California corporation, general partner



By:                                       [SEAL]
Its:

                                      and
ANGELES MORTAGE INVESTMENT TRUST, a California business trust
By:                        [SEAL]
Printed:
Title:
PURCHASER:     DUKE REALTY LIMITED PARTNERSHIP
By:  Duke Realty Investments, Inc.,
     Its General Partner
By:                   [SEAL]
Printed:
Title: